UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 18, 2010, RenRe North America Holdings Inc., a Delaware corporation and wholly owned indirect subsidiary of RenaissanceRe Holdings Ltd. (“Seller”), entered into a Stock Purchase Agreement (“Agreement”) with QBE Holdings, Inc., a Delaware corporation (“Buyer”), whereby Seller has agreed to sell and Buyer has agreed to purchase all of the outstanding shares of capital stock of RenRe North America Insurance Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“NAIH”) and of RenRe Agency Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“RAH”), in order for Buyer to (i) acquire control of NAIH and its direct and indirect subsidiaries, which subsidiaries include Stonington Insurance Company, a Texas domiciled insurance company, Stonington Lloyds Insurance Company, a Texas domiciled Lloyds plan, and Lantana Insurance Ltd., a Bermuda domiciled insurance company, and (ii) acquire direct and indirect control of RAH and its direct and indirect subsidiaries, including Agro National Inc., a Delaware corporation (“Agro National”). For purposes hereof, we refer to NAIH, RAH and their respective direct and indirect subsidiaries, collectively, as the “Acquired Companies.”

Pursuant to the Agreement, the aggregate purchase price to be paid by Buyer in cash on the closing date of the transaction (the “Closing Date”) shall be equal to the consolidated U.S. GAAP book value of the Acquired Companies as at December 31, 2010 (the “Purchase Price”) as determined based on an audited consolidated balance sheet of the Acquired Companies as of December 31, 2010, subject to reduction for certain tax adjustments. The Purchase Price is currently estimated to be approximately $275,000,000. In addition, the Agreement provides for a post-closing review following December 31, 2011 of the net reserves of the Acquired Companies for loss events occurring on or prior to December 31, 2010, such that Buyer is to be reimbursed by Seller for adverse reserve development of the Acquired Companies from December 31, 2010 to December 31, 2011 up to $10,000,000 and Seller is to be compensated by Buyer for any positive reserve development of the Acquired Companies from December 31, 2010 to December 31, 2011 up to $10,000,000, in each case with respect to loss events occurring on or prior to December 31, 2010.

The Agreement contains customary representations and warranties for a transaction of this type. Buyer is representing that at the closing it will have available (through existing credit arrangements or otherwise) cash funds or borrowing capacity under an existing credit facility or otherwise sufficient to consummate the transactions contemplated by the Agreement. The Agreement also contains standard and customary interim operating covenants that restrict the taking of certain actions by Seller during the period between signing and closing. All of the representations and warranties and covenants, with certain exceptions, survive until the later of 12 months after the Closing Date or March 31, 2012. Seller and Buyer agree to indemnify each other for certain liabilities set forth in the Agreement, with a “deductible” provision providing for indemnification obligations arising for breaches of representations and warranties only after and to the extent that any losses exceed $3,000,000 in the aggregate, with certain exceptions. Indemnifiable losses for breaches of representations and warranties, with certain exceptions, are capped at $45,000,000.

The consummation of the transactions contemplated by the Agreement are subject to regulatory approvals required from certain state insurance departments prior to the closing. The respective obligations of Seller and Buyer, and therefore the consummation of the transactions contemplated by the Agreement, are otherwise subject to certain customary closing conditions including an absence of injunctions or regulatory restraints and the accuracy of each party’s representations and warranties. The Agreement has been approved by the Boards of Directors of RenaissanceRe Holdings Ltd. and Seller, as well as by the sole stockholder of Seller.

The parties to the Agreement each have a right of termination upon the occurrence or non-occurrence of certain events.

The description of the Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about RenaissanceRe Holdings Ltd. or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of RenaissanceRe Holdings Ltd., Seller, or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in RenaissanceRe Holdings Ltd.’s public disclosures.

Item 8.01.	Other Events

On November 18, 2010, RenaissanceRe Holdings Ltd. issued a press release announcing the execution of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
10.1	Stock Purchase Agreement, by and between RenRe North America Holdings Inc. and QBE Holdings, Inc., dated as of November 18, 2010

99.1	Press Release, dated November 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: November 18, 2010
	By:	/s/ Jeffrey D. Kelly
	Name:	Jeffrey D. Kelly
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description
10.1	Stock Purchase Agreement, by and between RenRe North America Holdings Inc. and QBE Holdings, Inc., dated as of November 18, 2010
99.1	Press Release, dated November 18, 2010